Exhibit 99.2

AMERICAN COMMUNITY BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

December 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of American Community Bancorp, Inc., an Indiana corporation  (“American Community”) hereby appoints Marc D. Fine and Peter A. Sabella, and each of them acting singly, with full power of substitution in each, as proxies to cast all votes that the undersigned shareholder is entitled to cast at the special meeting of shareholders of American Community, to be held at 8:00 a.m., Evansville (Indiana) Time, on December 22, 2010, at Evansville Country Club, 3810 Stringtown Road, Evansville, Indiana 47711, and at any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before the meeting, as more fully described in the proxy statement received by the undersigned shareholder.

If no direction is made, the proxy will be voted “FOR” Item 1 and “FOR” Item 2.

The undersigned shareholder may revoke this proxy at any time before it is voted, as follows: (i) deliver either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Marc D. Fine, Corporate Secretary, American Community Bancorp, Inc., 4424 Vogel Road, Evansville, Indiana 47715; or (ii) attend the special meeting and vote in person.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF AMERICAN COMMUNITY BANCORP, INC.

December 22, 2010

1.
To approve the Agreement and Plan of Reorganization, dated as of October 4, 2010, as amended, by and among German American Bancorp, Inc., and American Community Bancorp, Inc., and their respective bank subsidiaries (including the Plan of Merger included as Annex A thereto), and approve the transactions contemplated by the Agreement and Plan of Reorganization, including the merger of American Community Bancorp, Inc. with and into German American Bancorp, Inc.

FOR           ☐                      AGAINST  ☐                                                      ABSTAIN   ☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.

2.
To approve one or more adjournments of the special meeting (upon the motion of any shareholder of record entitled to vote thereon duly made and seconded) if necessary to permit further solicitation of proxies in favor of the proposed merger agreement (including plan of merger) and merger as described by Item 1 above.

FOR           ☐                      AGAINST   ☐                                                      ABSTAIN   ☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.

3.	The proxies are authorized to vote upon any other business that properly comes before the special meeting or any adjournment of the meeting, in accordance with their judgment on such matters.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this proxy.  When shares of common stock are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.